EXHIBIT 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2006, accompanying the consolidated financial statements and consolidated financial statement schedule included in the Annual Report of Cost-U-Less, Inc. on Form 10-K for the fiscal year ended January 1, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cost-U-Less, Inc. on Forms S-8 (File No. 333-61864, effective May 30, 2001 and File No. 333-75201, effective March 29, 1999).

/s/ GRANT THORNTON, LLP

Seattle, Washington
March 6, 2006